UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF MASSACHUSETTS
                                EASTERN DIVISION

--------------------------------------
                                      )
In re                                 )
                                      )        Chapter 11
   TOWN & COUNTRY CORPORATION         )
                                      )        Case No. 97-20872-WCH
              Debtor                  )
                                      )
--------------------------------------

                 DEBTOR'S FOURTH AMENDED PLAN OF REORGANIZATION

                              Dated: April 16, 1998

         The Debtor in the above-referenced Chapter 11 Case proposes the following plan of reorganization (the "Plan") for the Debtor under chapter 11 of the Bankruptcy Code.


            [Note: This is a conformed copy of the Plan incorporating
                 the modifications to the Plan set forth in the
                 Modification of Plan filed on May 22, 1998 and
             the Second Modification of Plan filed on May 26, 1998;
              the Plan, as modified, was confirmed by order of the
                      Bankruptcy Court dated May 26, 1998]




Bankruptcy Counsel,                          Corporate Counsel,

Daniel C. Cohn, Esq.                         Kevin M. Dennis, Esq.
COHN & KELAKOS LLP                           GOODWIN, PROCTER & HOAR  LLP
265 Franklin Street                          Exchange Place
Boston, Massachusetts  02110                 Boston, Massachusetts 02109
(617) 951-2505                               (617) 570-1000

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                                                TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS AND INTERPRETATION.........................................................................1

         1.1      DEFINITIONS.....................................................................................1
         1.2      INTERPRETATION..................................................................................8
         1.3      APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION CONTAINED IN THE
                  BANKRUPTCY CODE.................................................................................8
         1.4      OTHER TERMS
         1.5      EXHIBITS........................................................................................8

ARTICLE II. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.........................................................9

         2.1      CLAIMS AND EQUITY INTERESTS CLASSIFIED..........................................................9
         2.2      ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS...................................................9
         2.3      DEBTOR'S CLAIMS AND EQUITY INTERESTS............................................................9

Article III.  IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS...................................9

         3.1      UNIMPAIRED CLASSES OF CLAIMS....................................................................9
         3.2      IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS.................................................9
         3.3      IMPAIRMENT CONTROVERSIES.......................................................................10

ARTICLE IV.  PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN .............................10

         4.1      TREATMENT OF DEBTOR CLAIMS AND EQUITY INTERESTS................................................10

ARTICLE V.  PROVISIONS FOR TREATMENT OF UNCLASSIFIED CLAIMS UNDER THE PLAN.......................................12

         5.1      ADMINISTRATIVE CLAIMS..........................................................................12
         5.2      TREATMENT OF PRIORITY TAX CLAIMS...............................................................13

Article VI.  PROVISIONS OF REORGANIZED TCC COMMON STOCK ISSUED PURSUANT TO THE PLAN..............................13

         6.1      TCC HOLDINGS COMMON STOCK......................................................................13
         6.2      TCC HOLDINGS STOCKHOLDERS AGREEMENT............................................................14
         6.3      TCC COMMON STOCK...............................................................................14

ARTICLE VII.  ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION BY ONE OR MORE
                  CLASSES OF CLAIMS OR EQUITY INTERESTS..........................................................14

         7.1      CLASSES ENTITLED TO VOTE.......................................................................14
         7.2      VOTING PROCEDURE...............................................................................15
         7.3      CLASS ACCEPTANCE REQUIREMENT...................................................................15
         7.4      CRAMDOWN.......................................................................................15

ARTICLE VIII.  MEANS FOR IMPLEMENTATION OF THE PLAN..............................................................15
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         8.1      FORMATION OF TCC HOLDING.......................................................................15
         8.2      CHARTER AND BYLAWS OF TCC HOLDINGS.............................................................15
         8.3      CHARTER AND BYLAWS OF REORGANIZED TCC..........................................................16
         8.4      EFFECTIVE DATE DISTRIBUTIONS OF TCC HOLDINGS...................................................17
         8.5      VESTING OF ASSETS..............................................................................17
         8.6      ASSUMPTION OF LIABILITIES......................................................................18
         8.7      CASH PAYMENTS..................................................................................18
         8.8      NET AVOIDANCE RECOVERIES.......................................................................18
         8.9      PLAN FIDUCIARY.................................................................................18
         8.10     PLAN DOCUMENTS; FURTHER TRANSACTIONS...........................................................18

ARTICLE IX.  PROVISIONS GOVERNING DISTRIBUTIONS..................................................................19

         9.1      DATE OF DISTRIBUTIONS..........................................................................19
         9.2      DISBURSING AGENT...............................................................................19
         9.3      DISTRIBUTION RECORD DATE FOR HOLDERS OF DEBT SECURITIES CLAIMS.................................19
         9.4      MEANS OF CASH PAYMENT..........................................................................19
         9.5      CALCULATION OF DISTRIBUTION AMOUNTS OF SECURITIES..............................................19
         9.6      DELIVERY OF DISTRIBUTIONS......................................................................19
         9.7      SPECIAL DISTRIBUTION PROVISIONS FOR DEBT SECURITIES............................................20
         9.8      ADDITIONAL DISTRIBUTION PROVISIONS FOR DEBT SECURITIES.........................................20
         9.9      EXPENSES INCURRED ON OR AFTER THE EFFECTIVE DATE...............................................20
         9.10     TIME BAR TO CASH PAYMENTS......................................................................21

ARTICLE X.  PROCEDURES FOR RESOLVING AND TREATING CONTESTED AND DISPUTED CLAIMS
              UNDER THE PLAN.....................................................................................21

         10.1     OBJECTION DEADLINE.............................................................................21
         10.2     PROSECUTION OF OBJECTIONS, COUNTERCLAIMS AND CLAIMS............................................21
         10.3     NO DISTRIBUTIONS PENDING ALLOWANCE.............................................................21
         10.4     WITHHOLDING OF ALLOCATED DISTRIBUT1IONS........................................................21
         10.5     DISTRIBUTIONS AFTER ALLOWANCE..................................................................21
         10.6     DISTRIBUTIONS AFTER DISALLOWANCE...............................................................21
         10.7     DETERMINATION OF CLASS 5 AND CERTAIN CLASS 6 CLAIMS............................................22

Article XI.  RIGHTS AND OBLIGATIONS OF THE DISBURSING AGENT......................................................22

         11.1     EXCULPATION....................................................................................22
         11.2     POWERS OF THE DISBURSING AGENT.................................................................22
         11.3     DUTIES OF THE DISBURSING AGENT.................................................................23
         11.4     ACTIONS AGAINST DISBURSING AGENTS..............................................................23

ARTICLE XII.  PROVISIONS GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES UNDER THE
                PLAN.............................................................................................23

         12.1     GENERAL TREATMENT; REJECTED IF NOT ASSUMED.....................................................23
         12.2     BAR TO REJECTION DAMAGES.......................................................................23

ARTICLE XIII.  CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE...........................................24
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         13.1     CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN...............................................24
         13.2     CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THE PLAN.............................................24

ARTICLE XIV.  RETENTION OF JURISDICTION..........................................................................24

         14.1     RETENTION OF JURISDICTION......................................................................24
         14.2     MODIFICATION OF PLAN...........................................................................25

Article XV.  MISCELLANEOUS PROVISIONS............................................................................26

         15.1     COMPLIANCE WITH TAX REQUIREMENTS...............................................................26
         15.2     COMPLIANCE WITH ALL APPLICABLE LAWS............................................................26
         15.3     SATISFACTION OF SUBORDINATION RIGHTS...........................................................26
         15.4     DISCHARGE OF CLAIMS............................................................................26
         15.5     DISCHARGE OF DEBTOR............................................................................27
         15.6     EXCULPATIONS...................................................................................27
         15.7     CANCELLATION OF INDENTURES.....................................................................27
         15.8     DISCHARGE OF INDENTURE TRUSTEES................................................................27
         15.9     DE MINIMIS DISTRIBUTIONS.......................................................................28
         15.10    PAYMENT OF STATUTORY FEES......................................................................28
         15.11    RIGHTS OF ACTION...............................................................................28
         15.12    POST-EFFECTIVE DATE FEES AND EXPENSES OF PROFESSIONAL PERSONS..................................28
         15.13    NO WAIVER......................................................................................28
         15.14    BINDING EFFECT.................................................................................28
         15.15    GOVERNING LAW..................................................................................28
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                    ARTICLE I DEFINITIONS AND INTERPRETATION

          1.1     DEFINITIONS.

         The capitalized terms used herein shall have the respective meanings set forth below:

                  (a) "1988 Senior Subordinated Notes" shall mean the 13% Senior Subordinated Notes of the Debtor which mature on December 15, 1998.

                  (b) "1988 Indenture" shall mean that certain Indenture dated as of December 15, 1988 between the Debtor and Bank of New England, N.A., as amended by an Amended and Restated Indenture dated as of May 14, 1993, between the Debtor and State Street Bank and Trust Company, pursuant to which the 1988 Senior Subordinated Notes were issued.

                  (c) "1993 Indenture" shall mean that certain Indenture dated as of May 14, 1993, as amended, by and among the Debtor, as issuer, Bankers Trust Company, as trustee and the Guarantors listed therein pursuant to which the 1993 Senior Subordinated Notes were issued.

                  (d) "1993 Indenture Amendment" shall mean that certain proposed amendment to the 1993 Indenture attached to the Plan as Exhibit 1, which provides, inter alia, for the 1993 Indenture Trustee (a) to release such trustee's lien on collateral of TCC securing the 1993 Senior Subordinated Notes, and (b) to release the guaranty obligation by certain subsidiaries of TCC in respect of the 1993 Senior Subordinated Notes, and the collateral for such guaranty obligation, in consideration for which releases such subsidiaries shall deliver to TCC Holdings the Amended and Restated Guaranty.

                  (e) "1993 Indenture Trustee" shall mean Bankers Trust Company, as trustee under the 1993 Indenture.

                  (f) "1993 Senior Subordinated Notes" shall mean the 13% Senior Subordinated Notes of the Debtor which mature on May 31, 1998.

                  (g) "1993 Securityholders" shall mean the holders of the 1993 Senior Subordinated Notes.

                  (h) "1993 Securityholder Ballot" shall mean a ballot in the form of Exhibit 2 to the Plan, for a 1993 Securityholder to vote as holder of a Class 5 Claim and a Class 6 Claim in acceptance of the Plan, which is properly completed and signed by a 1993 Securityholder on the Voting Record Date and submitted to the Ballot Agent so as to be received not later than the deadline established by the Bankruptcy Court for voting on the Plan.

                  (i) "1993 Securityholder Consent Form" shall mean a ballot, in the form of Exhibit 3 to the Plan, for voting to consent or not to consent to the 1993 Indenture Amendment, which is properly completed and signed by a 1993 Securityholder on the Voting Record Date and submitted to the Ballot Agent so as to be received not later than the deadline established by the Bankruptcy Court for voting on the Plan.

                  (j) "1997 Senior Secured Notes" shall mean the 15% Senior Secured Notes of the Debtor which matured on February 15, 1998.

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                  (k) "1997 Senior Secured Note Holders Claim" shall mean a
Claim based upon 1997 Senior Secured Notes by a holder thereof.

                  (l) "Administrative Claim" shall mean a Claim entitled to priority under sections 503(b) and 507(a)(1) of the Bankruptcy Code in the Chapter 11 Case, including, without limitation, Fee Claims, Claims for cure and compensation payments under section 365(b)(1) of the Bankruptcy Code, any actual and necessary expenses of preserving the Debtor's estate, and any fees or charges assessed against the Debtor's estate under section 1930, chapter 123 of title 28 of the United States Code.

                  (m) "Allowed," when used with respect to any Claim, except for a Claim that is an Administrative Claim or a Debt Securities Claim, shall mean a Claim (i) to the extent it is not a Contested Claim or a Disallowed Claim; or
(ii) a Contested Claim, proof of which was filed timely with the Bankruptcy Court, and (A) as to which no objection was filed by the Objection Deadline, unless such Claim is to be determined in a forum other than the Bankruptcy Court, in which case such Claim shall not become allowed until determined by Final Order of such other forum and allowed by Final Order of the Bankruptcy Court; or (B) as to which an objection was filed by the Objection Deadline, to the extent allowed by a Final Order.

                  (n) "Allowed Administrative Claim" shall mean an Administrative Claim that has become "Allowed" pursuant to Section 5.1(c) of the Plan.

                  (o) "Allowed Debt Securities Claim" shall mean a Debt Securities Claim whose holder is, pursuant to Section 9.3 or 9.8 of the Plan, deemed to be the holder of an Allowed Debt Securities Claim on account of such Debt Securities Claim.

                  (p) "Amended and Restated Guaranty" shall mean the guaranty of the TCC Note to be issued by certain of the Debtor's subsidiaries on the Effective Date, in the form attached to the Plan as Exhibit 6.

                  (q) "Avoidance Claims" shall mean claims of the Debtor pursuant to sections 510, 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code.

                  (r) "Ballot Agent" shall mean the law firm of Cohn & Kelakos LLP, counsel to the Debtor, in its role described in Section 7.2 of the Plan.

                  (s) "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended, and codified at title 11 of the United States Code ss.ss.101-1330, as in effect with respect to the Chapter 11 Case.

                  (t) "Bankruptcy Court" shall mean the Bankruptcy Court unit of the United States District Court for the District of Massachusetts or such other court having jurisdiction over the Chapter 11 Case.

                  (u) "Bankruptcy Rules" shall mean the rules governing the forms of process, writs, pleadings, and motions, and the practice and procedure in cases under the Bankruptcy Code, as prescribed by the United States Supreme Court pursuant to section 2075 of title 28 of the United States Code and the Local Rules of the Bankruptcy Court as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

                  (v) "Bennett" shall mean Bennett Restructuring Fund, L.P. and Bennett Offshore Restructuring Fund, Inc., together.

                                       2
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                  (w) "Business Day" shall mean any day on which commercial
banks are required to be open for business in Boston, Massachusetts.

                  (x) "Carey Claim" shall mean any Claim arising out of that certain Consulting Agreement by and between TCC and C. William Carey dated as of January 3, 1997.

                  (y) "Cash" shall mean legal tender of the United States of America or cash equivalents.

                  (z) "Chapter 11 Case" shall mean the case commenced under chapter 11 of the Bankruptcy Code by the Debtor on the Petition Date.

                  (aa) "Claim" shall mean (i) any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured; or (iii) any right under section 502(h) of the Bankruptcy Code.

                  (bb) "Collateral" shall mean any property of the Debtor subject to a valid and enforceable Lien to secure the payment of a Claim.

                  (cc) "Collateral Agency and Intercreditor Agreement" shall mean that certain Collateral Agency and Intercreditor Agreement originally dated May 14, 1993, as amended from time to time, by and among (i) Foothill, as collateral agent; (ii) Foothill, Fleet, State Street Bank and Trust Company and Bankers Trust Company, as representatives; and (iii) TCC, Town and Country Fine Jewelry Group, Inc., G.L., Inc. and L.G. Balfour Company, Inc., as debtors.

                  (dd) "Confirmation Date" shall mean the Business Day on which all conditions to the confirmation of the Plan set forth in Section 13.1 hereof have been satisfied or waived as provided herein.

                  (ee) "Confirmation Hearing" shall mean the hearing held by the Bankruptcy Court, as it may be continued from time to time, on confirmation of the Plan.

                  (ff) "Confirmation Order" shall mean the order of the Bankruptcy Court confirming the Plan.

                  (gg) "Contested," when used with respect to a Claim, shall mean a Claim against the Debtor (i) that is listed in the Debtor's Schedules as disputed, contingent, or unliquidated; (ii) that is listed in the Debtor's Schedules as undisputed, liquidated, and not contingent and as to which a proof of claim has been filed with the Bankruptcy Court, to the extent the proof of claim exceeds the scheduled amount; (iii) that is not listed in the Debtor's Schedules, but as to which a proof of claim has been filed with the Bankruptcy Court; or (iv) as to which an objection has been filed but not yet determined by Final Order.

                  (hh) [intentionally omitted]

                  (ii) "Convertible Preferred Stock" shall mean the issued and outstanding shares of the Debtor's convertible preferred stock, and options, warrants or rights, if any, to acquire any such convertible preferred stock.

                                       3
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                  (jj) "Debt Securities" shall mean the 1997 Senior Secured
Notes, the 1993 Senior Subordinated Notes and the 1988 Senior Subordinated Notes including principal, interest, fees, and other charges, as provided for therein.

                  (kk) "Debt Securities Claim" shall mean a Claim based upon any of the Debt Securities.

                  (ll) "Debtor" shall mean TCC, as debtor and debtor in possession.

                  (mm) "Deficiency Amount" shall mean, with respect to a Secured Claim, the amount by which the Claim exceeds the sum of (i) any set-off rights of the holder of such Claim against the Debtor enforceable under sections 506 and 553 of the Bankruptcy Code, plus (ii) the net proceeds realized from the disposition of the Collateral securing such Claim or, if such Collateral is not liquidated to Cash, the value of the interest of the holder of the Claim in the Debtor's interest in the Collateral securing such Claim, as determined by the Bankruptcy Court under section 506 of the Bankruptcy Code; provided, however, that there shall be no Deficiency Amount in respect of any Claim belonging to a class that timely makes the election provided in section 1111(b) of the Bankruptcy Code.

                  (nn) "Disallowed," when used with respect to a Claim, shall mean a Claim that has been disallowed by Final Order.

                  (oo) "Disbursing Agent" shall mean any Person making distributions required under the Plan including, without limitation, Reorganized TCC, the Plan Fiduciary, the Debtor, or such disbursing agent as the Debtor may employ in its sole discretion.

                  (pp) "Disbursing Agreements" shall mean those agreements referenced in Article XI of the Plan which govern the rights and obligations of the Disbursing Agent. The form of the Disbursing Agreements may be filed with the Plan Documents.

                  (qq) "Disclosure Statement" shall mean the written disclosure statement that relates to the Plan, as approved by order of the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as such disclosure statement may be amended, modified or supplemented from time to time.

                  (rr) "Distribution Date" shall for any Claim mean as soon as practicable, but within thirty (30) days, after the later of (i) the Effective Date, or (ii) the date upon which such Claim becomes an Allowed Claim, or, in the case of a Debt Securities Claim, the holder thereof complies with Section
9.8 of the Plan.

                  (ss) "Distribution Record Date" shall mean the date set by the Bankruptcy Court for determining the holders of Debt Securities Claims entitled to receive the distributions provided under the Plan.

                  (tt) "Effective Date" shall mean a Business Day selected by the Debtor which is no earlier than the first Business Day, nor later than the twentieth Business Day, following entry of the Confirmation Order provided that
(i) the Confirmation Order is not stayed and (ii) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in Section
13.2 of the Plan.

                  (uu) "Equity Interest" shall mean any share or other instrument evidencing an ownership interest in the Debtor (including without limitation, the Exchangeable Preferred Stock, the Convertible Preferred Stock, the Class A and Class B Common Stock and the Warrants), whether or not transferable or denominated "stock", or similar security, and any warrant or right, other than a right to convert, to purchase, sell, or subscribe to a share, security, or interest in the Debtor.

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                  (vv) "Estimated Claims Order" shall mean any order of the
Bankruptcy Court estimating a Claim for purposes of distribution pursuant to section 502(c) of the Bankruptcy Code.

                  (ww) "Exchangeable Preferred Stock" shall mean issued and outstanding shares of the Debtor's exchangeable preferred stock, and options, warrants or rights, contractual or otherwise, if any, to acquire such exchangeable preferred stock.

                  (xx) "Fee Application" shall mean an application of a Professional Person under section 330 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Chapter 11 Case.

                  (yy) "Fee Claim" shall mean a Claim under section 330 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Chapter 11 Case.

                  (zz) "Final Order" shall mean an order or judgment of the Bankruptcy Court or, where otherwise specified, any other court, administrative agency or other tribunal, (i) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or, (ii) in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari, reargument or rehearing shall have been denied, or such proceeding shall have otherwise terminated without modification of such order or judgment, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure, Rule 9024 of the Federal Rules of Bankruptcy Procedure, or section 1144 of the Bankruptcy Code may be filed with respect to such order.

                  (aaa) "Fleet" shall mean Fleet Precious Metals, Inc., as agent for itself and other gold consignors under the Gold Agreements.

                  (bbb) "Fleet Claim" shall mean a Claim by Fleet, as agent, pursuant to the Gold Agreements.

                  (ccc) "Foothill" shall mean Foothill Capital Corporation.

                  (ddd) "Foothill Agreement" shall mean the loan agreement originally dated July 3, 1996, as amended from time to time, by and among Foothill, the Debtor, Town & Country Fine Jewelry Group, Inc., L.G. Balfour Company, Inc. and GL, Inc., and the guaranty dated as of November 13, 1997, delivered by the Debtor to Foothill pursuant thereto.

                  (eee) "Foothill Claim" shall mean a Claim by Foothill pursuant to the Foothill Agreement.

                  (fff) "General Unsecured Claim" shall mean a Claim that is not an Administrative Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Foothill Claim, a Fleet Claim, a 1997 Senior Secured Note Holders Claim, the Secured Claim portion of the 1993 Senior Subordinated Notes, an Intercompany Claim or an Equity Interest.

                  (ggg) "Gold Agreement" shall mean the Amended and Restated Consignment Agreements originally dated May 14, 1993, as amended and restated from time to time, by and between the Debtor and Fleet, and the guaranty dated as of November 13, 1997, delivered by the Debtor to Fleet.

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                  (hhh) "Indenture Trustee(s)" shall mean, collectively or
individually, the trustees with respect to the 1988 Series Subordinated Notes, the 1993 Senior Subordinated Notes and the 1997 Senior Secured Notes.

                  (iii) "Intercompany Claim(s)" shall mean, collectively or individually, those Claims held by any of the Debtor's subsidiaries against the Debtor.

                  (jjj) "Lien" shall have the meaning assigned to it in section 101(37) of the Bankruptcy Code.

                  (kkk) "Little Switzerland" shall mean Little Switzerland, Inc.

                  (lll) "Little Switzerland Trust" shall mean that certain trust into which TCC conveyed shares of Little Switzerland common stock, established for the benefit of TCC and the holders of the Exchangeable Preferred Stock to secure the performance of TCC's obligations under the certificate of designation for the Exchangeable Preferred Stock.

                  (mmm) "Net Avoidance Recoveries" shall mean Cash proceeds of Avoidance Claims, net of counsel fees and other expenses of Reorganized TCC in realizing such proceeds, to the extent that the judgment or settlement establishing such recovery has become a Final Order. Disallowance of a Claim pursuant to section 502(d) of the Bankruptcy Code or otherwise shall not be deemed to give rise to a Net Avoidance Recovery.

                  (nnn) "Nomura" shall mean Nomura Holding America Inc., or an affiliate thereof, where appropriate.

                  (ooo) "Northeast" shall mean Northeast Investors Trust.

                  (ppp) "Objection Deadline" shall mean the date by which objections to Claims other than Administrative Claims shall be filed with the Bankruptcy Court as provided in Section 10.1 of the Plan.

                  (qqq) "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental unit, or political subdivision thereof, or any other entity.

                  (rrr) "Petition Date" shall mean November 17, 1997.

                  (sss) "PIK Interest Notes" shall mean the promissory notes issued pursuant to the TCC Note in payment of interest on the TCC Note.

                  (ttt) "Plan" shall mean this chapter 11 plan of reorganization, either in its present form or as it may be altered, amended, or modified from time to time.

                  (uuu) "Plan Documents" shall mean the documents that aid in effectuating the Plan as specifically identified herein and which will be contained in a Plan Supplement.

                  (vvv) "Plan Fiduciary" shall mean a person designated by the Debtor prior to the Confirmation Hearing, or his successor, as approved by the Bankruptcy Court, to serve as provided in Sections 8.8 and 8.9 of the Plan.

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                  (www) "Plan Supplement" shall mean the documents supplementing the Plan that will be filed with the Bankruptcy Court no later than twenty (20) days prior to commencement of the Confirmation Hearing or as provided by the Bankruptcy Court.

                  (xxx) "Post-Confirmation Interest" shall mean simple interest at the rate of 8% per annum.

                  (yyy) "Principal Creditors" shall mean Foothill, Fleet, Bennett, and Nomura.

                  (zzz) "Priority Non-Tax Claim" shall mean any Claim accorded priority in right of payment under section 507(a)(2), (3), (4), (5), (6) or (7) of the Bankruptcy Code.

                  (aaaa) "Priority Tax Claim" shall mean a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

                  (bbbb) "Pro Rata Share" shall mean the proportion that the amount of an Allowed Claim in a particular class of Claims bears to the aggregate amount of all Claims in such class of Claims, including Contested Claims, but not including Disallowed Claims (i) as determined by the Disbursing Agent; or (ii) as determined by the Bankruptcy Court in an Estimated Claims Order, if such an order is sought and obtained.

                  (cccc) "Professional Person" shall mean a Person retained or to be compensated pursuant to section 327, 328, 330, 503(b), or 1103 of the Bankruptcy Code.

                  (dddd) "Reorganized TCC" shall mean the Debtor on and after the Effective Date.

                  (eeee) "Schedules" shall mean the schedules of assets and liabilities and the statements of financial affairs filed by the Debtor as required by section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended.

                  (ffff) "Secured Claim" shall mean (i) a Claim secured by a Lien on property of the Debtor or a corporation wholly owned by the Debtor, which Lien is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or other applicable non-bankruptcy law, and which is duly established in the Chapter 11 Case, but only, in the case of a class of Claims as to which a timely election under section 1111(b)(2) of the Bankruptcy Code has not been made, to the extent of the value of the Collateral that secures payment of the Claim; and (ii) a Claim allowed under the Plan as a Secured Claim.

                  (gggg) "Senior Indenture" shall mean the indenture dated as of September 15, 1997 between the Debtor and State Street Bank & Trust Company, pursuant to which the 1997 Senior Secured Notes were issued.

                  (hhhh) "Stockholders Agreement" shall mean the agreement provided for in Section 6.2 of the Plan, the form of which shall be filed as one of the Plan Documents.

                  (iiii) "TCC" shall mean Town & Country Corporation, a Massachusetts corporation.

                  (jjjj) "TCC Common Stock" shall mean the common stock to be issued by Reorganized TCC pursuant to the Plan as described in Section 6.3 of the Plan.

                  (kkkk) "TCC Holdings" shall mean TCC Holding Corporation, a Delaware corporation to be formed as of the Effective Date pursuant to Section
8.1 of the Plan.

                  (llll) "TCC Holdings Common Stock" shall mean the common stock to be issued by TCC Holdings pursuant to the Plan as described in Section 6.1 of the Plan.

                  (mmmm) "TCC Holdings Stock Plan" shall mean arrangements, if any, by which up to 150,000 shares of TCC Holdings Common Stock shall be reserved for issuance to implement such management stock incentive program as in the future may be authorized by the board of directors of TCC Holdings.

                  (nnnn) "TCC Note" shall mean the promissory note of Reorganized TCC in the original principal amount of $8 million, bearing interest at the rate of 12 percent per annum, and otherwise in the form attached to the Plan as Exhibit 5, to be issued on the Effective Date pursuant to Section 8.4(c) of the Plan.

                  (oooo) "Voting Record Date" shall mean the date set by the Bankruptcy Court for determining the holders of Debt Securities Claims entitled to vote to accept or reject the Plan.

                  (pppp) "Withheld Distribution Amount" shall mean, as to each Contested Claim, the amount of Cash, instruments, proceeds, or other property, as may be applicable, that would be required to be distributed on account of such Contested Claim on the Distribution Date if such Claim were allowed in full, or such lesser amount as may be determined by the Bankruptcy Court in an Estimated Claims Order.

         1.2      INTERPRETATION.

         Unless otherwise specified, all section, article, and exhibit references in the Plan are to the respective section in, article of, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan. Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender.

         1.3 APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION CONTAINED IN THE BANKRUPTCY CODE.

         Words and terms defined in section 101 of the Bankruptcy Code shall have the same meaning when used in the Plan, unless a different definition is given in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

         1.4      OTHER TERMS.

         The words "herein," "hereof", "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.

         1.5      EXHIBITS.

         All exhibits to the Plan, including the Plan Documents, are incorporated into and are a part of the Plan as if set forth in full herein.

            ARTICLE II CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         2.1      CLAIMS AND EQUITY INTERESTS CLASSIFIED.

         For purposes of organization, voting, distribution and all confirmation matters, except as otherwise provided herein, all Claims (except for Administrative Claims and Priority Tax Claims), and all Equity Interests shall be classified as set forth in this Article II of the Plan.

         2.2      ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS.

         As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims against the Debtor shall not be classified for purposes of voting or receiving distributions under the Plan. Rather, all such Claims shall be treated separately as unclassified Claims on the terms set forth in Article V of the Plan.

         2.3      DEBTOR'S CLAIMS AND EQUITY INTERESTS.

         The Plan classifies the Claims against and Equity Interests in the Debtor as follows:

                  Class 1:    Priority Non-Tax Claims
                  Class 2:    Foothill Claim
                  Class 3:    Fleet Claim
                  Class 4:    1997 Senior Secured Note Holders Claims
                  Class 5:    Secured Claim portion of the 1993 Senior Subordinated Notes
                  Class 6:    General Unsecured Claims
                  Class 7:    Intercompany Claims
                  Class 8:    Exchangeable Preferred Stock
                  Class 9:    Convertible Preferred Stock
                  Class 10:   Class A Common
                  Class 11:   Class B Common
                  Class 12:   Warrants

  ARTICLE III IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS

         3.1      UNIMPAIRED CLASSES OF CLAIMS.

         Priority Non-Tax Claims are not impaired under the Plan.

         3.2      IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS.

         With the exception of the unimpaired class specified in Section 3.1 of the Plan, all classes of Claims and Equity Interests are impaired under the Plan.

         3.3      IMPAIRMENT CONTROVERSIES.

         If a controversy arises as to whether any Claim or Equity Interest, or any class of Claims or class of Equity Interests, is impaired under the Plan, the Bankruptcy Court may determine such controversy at the Confirmation Hearing without the need for any further notice.

       ARTICLE IV PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS
                                 UNDER THE PLAN

         4.1      TREATMENT OF DEBTOR CLAIMS AND EQUITY INTERESTS.

         The classes of Claims against and Equity Interests in the Debtor shall be treated under the Plan as follows:

                  (a) Class 1 (Priority Non-Tax Claims). While the Debtor does not believe that there are any Class 1 Claims, if there are, on the Effective Date, or as soon thereafter as practicable, holders of Class 1 Claims shall be paid in Cash in full by the Debtor.

                  (b) Class 2 (Foothill Claim). On the Effective Date, the holder of the Foothill Claim (i) together with such other parties as are appropriate, shall enter into appropriate amendments modifying its Claim and the documents evidencing that Claim, and modifying the Collateral Agency and Intercreditor Agreement dated as of May 14, 1993 (as amended from time to time), in each case to consent to, and give effect to, the 1993 Indenture Amendment, as described below, and to reflect that TCC Holdings, as holder of the TCC Note and the PIK Interest Notes and as beneficiary of the Amended and Restated Guaranty, shall succeed to rights under the Collateral Agency and Intercreditor Agreement, with respect to the TCC Note, the PIK Interest Notes and the Amended and Restated Guaranty, equivalent to, and in substitution for and in succession to, the rights of the 1993 Indenture Trustee with respect to the 1993 Senior Subordinated Notes being discharged under the Plan, prior to the 1993 Indenture Amendment; (ii) shall enter into appropriate amendments with the Debtor and those subsidiaries of the Debtor party to existing lending arrangements with the holder of the Foothill Claim (the Debtor and such subsidiaries, collectively, the "Obligors"), modifying those lending arrangements to provide that each of the Obligors shall resume the status of co-borrower under those lending arrangements from and after the Effective Date, and making such other changes to such arrangements as may be agreed to and announced pursuant to clause (iv) below; (iii) shall waive its right (a) to declare that the Obligors are in default of their obligations by reason of the Debtor's having commenced this Chapter 11 Case, or (B) to withhold consent to any of the following that have occurred, or may be deemed to have occurred, solely by reason of the Debtor's consummation of the Plan: (I) the formation of TCC Holdings, the issuance of the TCC Common Stock and the TCC Note by TCC, and the contribution of the TCC Common Stock and the TCC Note to TCC Holdings, (II) any change of control of the Debtor resulting from consummation of the Plan, (III) any transfers of the Debtor's property provided for in the Plan, (IV) any change in accounting methods of the Obligors contemplated by the Plan, or (V) any transactions of the Obligors with Affiliates provided for in or contemplated by the Plan; and (iv) shall receive such other treatment as the Debtor and the holder of such Claim shall have agreed upon in writing as announced at or prior to the Confirmation Hearing, which agreement shall be acceptable to the holder of such Claim.

                  (c) Class 3 (Fleet Claim). On the Effective Date, the holder of the Fleet Claim (i) together with such other parties as are appropriate, shall enter into appropriate amendments modifying its Claim and the documents evidencing that Claim, and modifying the Collateral Agency and Intercreditor Agreement dated as of May 14, 1993 (as amended from time to time), in each case to consent to, and give effect to, the 1993 Indenture Amendment, as described below, and to reflect that TCC Holdings, as holder of the TCC Note, the PIK Interest Notes and the Amended and Restated Guaranty, shall succeed to rights under the Collateral Agency and Intercreditor Agreement, with respect to the TCC Note, the PIK Interest Notes and the Amended and Restated Guaranty, equivalent to, and in substitution for and in succession to, the rights of the 1993 Indenture Trustee with respect to the 1993 Senior Subordinated Notes being discharged under the Plan, prior to the 1993 Indenture Amendment; (ii) shall enter into appropriate amendments with the Debtor and those subsidiaries of the Debtor party to existing lending arrangements with the holder of the Fleet Claim (the Debtor and such subsidiaries, collectively, the "Obligors"), modifying those lending arrangements to provide that each of the Obligors shall resume the status of co-borrower under those lending arrangements from and after the Effective Date, and making such other changes to such arrangements as may be agreed to and announced pursuant to clause (iv) below; (iii) shall waive its right (a) to declare that the Obligors are in default of their obligations by reason of the Debtor's having commenced this Chapter 11 Case, or (B) to withhold consent to any of the following that have occurred, or may be deemed to have occurred, solely by reason of the Debtor's consummation of the Plan: (I) the formation of TCC Holdings and the issuance of the TCC Common Stock and the TCC Note to TCC Holdings, (II) any change of control of the Debtor resulting from consummation of the Plan, (III) any transfers of the Debtor's property provided for in the Plan, (IV) any change in accounting methods of the Obligors contemplated by the Plan, or (V) any transactions of the Obligors with Affiliates provided for in or contemplated by the Plan; and (iv) shall receive such other treatment as the Debtor and the holder of such Claim shall have agreed upon in writing as announced at or prior to the Confirmation Hearing, which agreement shall be acceptable to the holder of such Claim.

                  (d) Class 4 (1997 Senior Secured Note Holder Claims). On the Effective Date, or as soon thereafter as practicable, the Senior Indenture shall be amended and restated so that the principal terms of the 1997 Senior Secured Notes shall be as described on Exhibit 4 to the Plan attached hereto. In addition, on the Distribution Date, or as soon thereafter as practicable, (i) holders of Allowed Claims in Class 4 shall receive their Pro Rata Share of all accrued but unpaid interest due and owing on such Claims up to such date (including interest on any interest due and owing at the rate set forth in the Senior Indenture); and (ii) in exchange for their 1997 Senior Secured Notes, such holders shall receive new notes evidencing the amended and restated 1997 Senior Secured Notes. Notwithstanding the terms of the 1988 Indenture and the 1993 Indenture, holders of 1997 Senior Secured Notes, in their capacity as such, shall not receive any portion of any distribution made pursuant to Section 4.1(e) or (f) of the Plan.

                  (e) Class 5 (Secured Claim portion of 1993 Senior Subordinated Notes). On the Effective Date, TCC shall issue the TCC Note and 1,000 shares of TCC Common Stock, constituting 100 percent of the issued and outstanding shares of TCC Common Stock as of the Effective Date, to the Disbursing Agent, as agent for the 1993 Securityholders (the "Agent"), in exchange for the Secured Claim portion of the 1993 Senior Subordinated Notes held by the 1993 Securityholders, and the Agent, on behalf of the 1993 Securityholders, shall contribute the TCC Note and such TCC Common Stock to TCC Holdings. On the Distribution Date, each holder of an Allowed Class 5 Claim shall receive its Pro Rata Share of 850,000 shares of TCC Holdings Common Stock. In addition to voting on acceptance of the Plan, holders of 1993 Senior Subordinated Notes shall have the opportunity to authorize, by means of the 1993 Securityholder Consent Form, the 1993 Indenture Amendment.

                  (f) Class 6 (General Unsecured Claims). On and after the Distribution Date, all General Unsecured Claims shall be entitled to receive their Pro Rata Share of Net Avoidance Recoveries, if any, as more specifically provided in Section 8.8 of the Plan, provided, however, that consistent with the terms of the 1988 Indenture, all distributions on account of 1988 Senior Subordinated Notes shall instead be distributed to the holders of 1993 Senior Subordinated Notes, each of whom shall receive its Pro Rata Share thereof, until such time as the Class 6 Claims based upon the 1993 Senior Subordinated Notes have been paid in full, whereupon any remaining distributions on account of the Class 6 Claims based upon either the 1993 Senior Subordinated Notes or the 1988 Senior Subordinated Notes shall be distributed to the holders of 1988 Senior Subordinated Notes, each of whom shall receive its Pro Rata Share thereof.

                  (g) Class 7 (Intercompany Claims). On the Effective Date, all Class 7 Claims shall be canceled and extinguished. No distributions shall be made to holders of Class 7 Claims under the Plan. Holders of Class 7 Claims shall neither receive nor retain any property under the Plan on account of such Claims.

                  (h) Class 8 (Exchangeable Preferred Stock Interests). On the Effective Date, the Exchangeable Preferred Stock Interests shall be canceled and extinguished. No distributions shall be made to holders of Exchangeable Preferred Stock Interests under the Plan. Holders of Interests in Class 8 shall neither receive nor retain any property under the Plan or account of such Interests, provided, however, that nothing in the Plan shall be construed to affect such holders' rights, if any, under the Little Switzerland Trust.

                  (i) Class 9 (Convertible Preferred Stock Interests). On the Effective Date, the Convertible Preferred Stock Interests shall be canceled and extinguished. No distributions shall be made to holders of Convertible Preferred Stock Interests under the Plan. Holders of Interests in Class 9 shall neither receive nor retain any property under the Plan on account of such Interests.

                  (j) Class 10 (Class A Common Stock Interests). On the Effective Date, the Class A Common Stock Interests shall be canceled and extinguished. No distributions shall be made to holders of Class A Common Stock Interests under the Plan. Holders of Interests in Class 10 shall neither receive nor retain any property under the Plan on account of such Interests.

                  (k) Class 11 (Class B Common Stock Interests). On the Effective Date, the Class B Common Stock Interests shall be canceled and extinguished. No distributions shall be made to holders of Class B Common Stock Interests under the Plan. Holders of Interests in Class 11 shall neither receive nor retain any property under the Plan on account of such Interests.

                  (l) Class 12 (Warrants). On the Effective Date, the Warrants shall be canceled and extinguished. No distributions shall be made to holders of Warrants under the Plan. Holders of Interests in Class 12 shall neither receive nor retain any property under the Plan on account of such Interests.

    ARTICLE V PROVISIONS FOR TREATMENT OF UNCLASSIFIED CLAIMS UNDER THE PLAN

         5.1      ADMINISTRATIVE CLAIMS.

         All Administrative Claims against the Debtor shall be treated as follows:

                  (a) Time for Filing Administrative Claims. The holder of an Administrative Claim, other than (i) a Fee Claim, (ii) a liability incurred and paid in the ordinary course of business by the Debtor, or (iii) an Allowed Administrative Claim, must file with the Bankruptcy Court, and serve on the Debtor, its counsel and such other parties required to receive notice, notice of such Administrative Claim within thirty days after the Confirmation Date. Such notice must include at a minimum (i) the name of the holder of the Claim, (ii) the amount of the Claim, and (iii) the basis of the Claim. Failure to file and serve this notice timely and properly shall result in the Administrative Claim being forever barred and discharged.

                  (b) Time for Filing Fee Claims. Except as otherwise provided in the Confirmation Order, each Professional Person, Indenture Trustee or other entity that holds or asserts a Fee Claim incurred before the Effective Date shall be required to file with the Bankruptcy Court, and serve on all parties required to receive notice, a Fee Application within sixty days after the Effective Date. The failure to file the Fee Application timely shall result in the Fee Claim being forever barred and discharged.

                  (c) Allowance of Administrative Claims. An Administrative Claim with respect to which notice has been properly given pursuant to Section 5.1(a) of the Plan shall become an Allowed Administrative Claim if no objection is filed within thirty days after the deadline for filing and service of notice of such Administrative Claim. If an objection is filed within such thirty-day period, the Administrative Claim shall become an Allowed Administrative Claim only to the extent allowed by Final Order. A Fee Claim with respect to which a Fee Application has been properly filed pursuant to Section 5.1(b) of the Plan shall become an Allowed Administrative Claim only to the extent allowed by Final Order. The 1993 Indenture Trustee shall have an Allowed Administrative Claim, without further Bankruptcy Court approval, in the amount of its reasonable fees and expenses under Section 7.07 of the 1993 Indenture, unless the Debtor objects to such fees and expenses within ten (10) days of receipt of an invoice therefor. In the event of a dispute, the matter shall be submitted to the Bankruptcy Court for resolution.

                  (d) Payment of Administrative Claims. Each holder of an Allowed Administrative Claim against the Debtor shall receive (i) the amount of such holder's Allowed Claim in one Cash payment on the Distribution Date, or
(ii) such other treatment as may be agreed upon in writing by the Debtor and such holder, provided, however, that an Administrative Claim representing a liability incurred in the ordinary course of business of the Debtor may be paid in the ordinary course of business by the Debtor, provided, further, that Administrative Claims of the type described in Section 5.1(b) of the Plan shall be paid within three Business Days after being allowed by the Bankruptcy Court, and provided, further, that the payment of an Allowed Administrative Claim representing a right to payment under sections 365 (b)(1)(A), 365 (b)(1)(B), or section 365 (d)(3) of the Bankruptcy Code may be made in one or more Cash payments over such period of time as is determined to be appropriate by the Bankruptcy Court.

         5.2      TREATMENT OF PRIORITY TAX CLAIMS.

         Each holder of an Allowed Priority Tax Claim against the Debtor shall receive, in full satisfaction of such holder's Allowed Priority Tax Claim, at the option of such holder (i) eighty-five percent (85%) of such holder's Allowed Claim in one Cash payment on the Distribution Date, provided that such holder gives written notice to the Debtor and its counsel, prior to the Effective Date, of selection of this option; (ii) the amount of such holder's Allowed Claim, with Post-Confirmation Interest thereon, in equal annual Cash payments on each anniversary of the Distribution Date, until the sixth anniversary of the date of assessment of such Claim; or (iii) such other treatment as may be agreed by Reorganized TCC and such holder. The Confirmation Order shall constitute and provide for an injunction by the Bankruptcy Court as of the Effective Date against any holder of a Priority Tax Claim from commencing or continuing any action or proceeding against any responsible person or officer or director of the Debtor that otherwise would be liable to such holder for payment of a Priority Tax Claim.

                      ARTICLE VI PROVISIONS OF COMMON STOCK
                           ISSUED PURSUANT TO THE PLAN

         6.1      TCC HOLDINGS COMMON STOCK.

         The principal terms of the TCC Holdings Common Stock to be issued pursuant to the Plan shall be as follows:

                  (a)      Authorization............................................    1,500,000 shares

                  (b)      Initial Issuance/Reservation.............................    1,000,000 shares (150,000
                                                                                        of which shall be
                                                                                        reserved for issuance

                                                                                        pursuant to the TCC
                                                                                        Holdings Stock Plan)

                  (c)      Par Value................................................    $.01 per share

                  (d)      Voting   ................................................    One vote per share

                  (e)      Preemptive Rights........................................    None

         6.2      TCC HOLDINGS STOCKHOLDERS AGREEMENT.

         Any party who, as of the Effective Date, will own in excess of 15 percent of the TCC Holdings Common Stock to be issued as of such date, may become a party to a Stockholders Agreement pursuant to which (i) TCC Holdings will grant certain "demand" and "piggyback" registration rights, subject to certain limitations contained therein, to such parties and (ii) such parties will agree to certain tag-along rights and transfer restrictions with respect to the sale of TCC Holdings Common Stock by such parties.

         6.3      TCC COMMON STOCK.

         The principal terms of the TCC Common Stock to be issued by Reorganized TCC to TCC Holdings pursuant to the Plan shall be as follows:

                  (a)      Authorization............................................    5000 shares

                  (b)      Initial Issuance (Reservation)...........................    1000 shares (unissued
                                                                                        shares reserved for
                                                                                        conversion of the TCC
                                                                                        Note and PIK Interest
                                                                                        Notes)

                  (c)      Par Value................................................    $.01 per share

                  (d)      Voting   ................................................    One vote per share

                  (e)      Preemptive Rights........................................    None


           ARTICLE VII ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR EQUITY INTERESTS

         7.1      CLASSES ENTITLED TO VOTE.

         Classes 2-6 are impaired and shall each be entitled to vote to accept or reject the Plan. Since Class 1 is unimpaired, Class 1 shall be deemed to have accepted the Plan. Since Classes 7-12 will not receive or retain any property on account of such Claims or Equity Interests, such classes shall be deemed to have rejected the Plan.

         7.2      VOTING PROCEDURE.

         Ballots for voting on the Plan and 1993 Securityholder Consent Forms shall be submitted to and tabulated by the Ballot Agent, subject to further order of the Bankruptcy Court. Ballots and 1993 Securityholder Consent Forms shall be counted only if (a) in proper form (which, in the case of Class 5 Claims, shall be in the form of the 1993 Securityholder Ballot), (b) properly completed and executed, and (c) received by the Ballot Agent at its offices, with a signature in ink (i.e., not by telefacsimile or electronic transmission), before 4:00 p.m. on the date established by the Bankruptcy Court as the last day for voting on the Plan.

         7.3      CLASS ACCEPTANCE REQUIREMENT.

         An impaired class of Claims has accepted the Plan if the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims in such class who have timely and validly voted on the Plan, have voted to accept the Plan.

         7.4      CRAMDOWN.

         In the event that confirmation is requested under section 1129(b) of the Bankruptcy Code, the Debtor shall be deemed to have met the requirements of section 1129(b) of the Bankruptcy Code in respect of any class as to which no member of the class timely files and serves an objection to confirmation of the Plan, notwithstanding rejection of the Plan by such class.


                ARTICLE VIII MEANS FOR IMPLEMENTATION OF THE PLAN

         8.1      FORMATION OF TCC HOLDINGS

         On or immediately prior to the Effective Date, TCC Holdings will be formed as a Delaware corporation whose certificate of incorporation shall (i) provide for authorized capital stock consisting of 500,000 shares of preferred stock (none of which will be outstanding as of the Effective Date) and 1,500,000 shares of TCC Holdings Common Stock, with 850,000 of such shares of TCC Holdings Common Stock to be issued and outstanding as of the Effective Date and 150,000 of such shares to be reserved for possible future issuance pursuant to the TCC Holdings Stock Plan, and (ii) comply with the provisions of the Bankruptcy Code.

         8.2      CHARTER AND BYLAWS OF TCC HOLDINGS.

         The charter and bylaws of TCC Holdings shall contain such provisions as necessary to satisfy the provisions of the Plan and to the extent necessary to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of the charter and by-laws as permitted by applicable law. Such charter and bylaws shall contain indemnification provisions applicable to the officers, directors and employees of TCC Holdings and such other Persons as may, in the discretion of the board of directors of TCC Holdings, be appropriate.

         The charter and/or bylaws of TCC Holdings will provide that the Board of Directors of TCC Holdings will consist of not more than five directors. Except as otherwise provided in the Confirmation Order, the initial Board of Directors of TCC Holdings will consist of Ronald F. Stengel, James Bennett, Dennis G. Dolan, Thomas M. Fuller, and Walter A. Jones. So long as Nomura and its affiliates own not less than 15% of the shares of outstanding TCC Holdings Common Stock (the "Threshold Amount"), Nomura will be entitled to designate, remove or replace two out of the five directors. So long as Bennett and its affiliates own not less than the Threshold Amount, Bennett will be entitled to designate, remove or replace two out of the five directors. The remaining director (the "Independent Director") shall not be employed by or otherwise affiliated with Bennett (so long as it continues to hold the Threshold Amount) or Nomura (so long as it continues to hold the Threshold Amount). The Independent Director will be designated (and removed or replaced) by agreement between Nomura (so long as it continues to own the Threshold Amount) and Bennett (so long as it continues to own the Threshold Amount). The charter and/or bylaws of TCC Holdings will require TCC Holdings to use its best efforts to cause its Board of Directors to consist of the persons designated as provided above. The charter and/or bylaws of TCC Holdings will provide that the foregoing provisions may not be amended without the consent of Nomura (so long it continues to own the Threshold Amount) or Bennett (so long it continues to own the Threshold Amount).

         The bylaws of TCC Holdings will provide that TCC Holdings shall not, and shall cause its subsidiaries not to, take any of the actions specified in the next sentence unless prior thereto a member of the Board of Directors designated by Nomura (so long as it continues to own the Threshold Amount) and Bennett (so long as it continues to own the Threshold Amount) votes in favor of such action. Such actions will include, but may not be limited to: the issuance of equity by TCC Holdings (including pursuant to a public offering); the payment of dividends; the redemption, exchange or recapitalization of TCC Holdings's stock; the sale, whether by merger or otherwise, of TCC Holdings or of substantial assets; the amendment of TCC Holdings's charter or bylaws; any change in TCC Holdings's lines of business; the approval of an annual budget; the selection of auditors; the making of capital expenditures in excess of a specified amount; the incurrence of debt in excess of a specified amount; the adoption of stock option or employee benefit plans; matters relating to compensation or appointment of executive officers of TCC Holdings; the commencement of litigation in excess of a specified amount; the entering into of affiliated transactions; and the establishment of board committees. The bylaws of TCC Holdings will provide that the foregoing provisions of the bylaws may not be amended without the consent of Nomura (so long as it continues to own the Threshold Amount) or Bennett (so long as it continues to own the Threshold Amount).

         8.3      CHARTER AND BYLAWS OF REORGANIZED TCC.

         The charter and bylaws of Reorganized TCC shall contain such provisions as necessary to satisfy the provisions of the Plan and to the extent necessary to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of the charter and by-laws as permitted by applicable law. Such charter and bylaws shall contain indemnification provisions applicable to the officers, directors and employees of Reorganized TCC and such other Persons as may, in the discretion of the board of directors of Reorganized TCC, be appropriate.

         Reorganized TCC's charter and/or bylaws will provide that the Board of Directors of Reorganized TCC will consist of not more than five directors. So long as Nomura and its affiliates own not less than the Threshold Amount, Nomura will be entitled to designate, remove or replace two out of the five directors. So long as Bennett and its affiliates own not less than the Threshold Amount, Bennett will be entitled to designate, remove or replace two out of the five directors. The remaining director (who may not be employed by or otherwise affiliated with Nomura or Bennett) will be designated (and removed or replaced) by agreement between Nomura (so long as it continues to own the Threshold Amount) and Bennett (so long as it continues to own the Threshold Amount). Reorganized TCC's charter and/or bylaws will require Reorganized TCC to use its best efforts to cause its Board of Directors to consist of the persons designated as provided above. Reorganized TCC's charter and/or bylaws will provide that the foregoing provisions may not be amended without the consent of TCC Holdings, acting through its Board of Directors, so long as TCC Holdings owns a majority of issued and outstanding shares of TCC Common Stock.

         Reorganized TCC's bylaws will provide that Reorganized TCC shall not, and shall cause its subsidiaries not to, take any of the actions specified in the next sentence unless prior thereto a member of the Board of Directors designated by Nomura (so long as it continues to own the Threshold Amount) and Bennett (so long as it continues to own the Threshold Amount) votes in favor of such action. Such actions will include, but may not be limited to: the issuance of equity by Reorganized TCC (including pursuant to a public offering); the payment of dividends; the redemption, exchange or recapitalization of Reorganized TCC's stock; the sale, whether by merger or otherwise, of Reorganized TCC or of substantial assets; the amendment of Reorganized TCC's charter or bylaws; any change in Reorganized TCC's lines of business; the approval of an annual budget; the selection of auditors; the making of capital expenditures in excess of a specified amount; the incurrence of debt in excess of a specified amount; the adoption of stock option or employee benefit plans; matters relating to compensation or appointment of executive officers of Reorganized TCC; the commencement of litigation in excess of a specified amount; the entering into of affiliated transactions; and the establishment of board committees. Reorganized TCC's bylaws will provide that the foregoing provisions of the bylaws may not be amended without the consent of TCC Holdings, acting through its Board of Directors, so long as TCC Holdings owns a majority of issued and outstanding shares of TCC Common Stock.

         8.4      EFFECTIVE DATE DISTRIBUTIONS TO TCC HOLDINGS.

         On the Effective Date, in the following order:

                  (a) All existing Equity Interests shall be deemed canceled, annulled and extinguished.

                  (b) Reorganized TCC shall authorize 5,000 shares of TCC Common Stock, and shall issue 1,000 shares of such TCC Common Stock, such 1,000 shares to constitute 100 percent of the issued and outstanding shares of TCC Common Stock as of the Effective Date, to the Disbursing Agent, as agent for the 1993 Securityholders (the "Agent"), in partial exchange for the Secured Claim portion of the 1993 Senior Secured Notes, and the Agent, on behalf of the 1993 Securityholders, shall contribute such 1,000 shares of TCC Common Stock to TCC Holdings.

                  (c) Reorganized TCC shall issue the TCC Note, and shall cause Town & Country Fine Jewelry Group, Inc., LGB Inc. (f/k/a L.G. Balfour Company, Inc.), and GL, Inc. (f/k/a Gold Lance, Inc.) to issue the Amended and Restated Guaranty in substitution for their secured guaranty obligations in respect of the 1993 Senior Subordinated Notes, to the Agent in partial exchange for the Secured Claim portion of the 1993 Senior Subordinated Notes, and the Agent, on behalf of the 1993 Securityholders, shall contribute the TCC Note and the Amended and Restated Guaranty to TCC Holdings.

                  (d) TCC Holdings shall authorize 1,500,000 shares of TCC Holdings Common Stock, and, subject to Section 9.8 of the Plan, issue 850,000 shares of such TCC Holdings Common Stock to holders of Allowed Class 5 Claims, such 850,000 shares to constitute 100 percent of the issued and outstanding shares of TCC Holdings Common Stock as of the Effective Date.

         8.5      VESTING OF ASSETS.

         Except as otherwise provided in the Plan, the property of the estate of the Debtor governed by the Plan, including but not limited to any rights or causes of action whether under the Bankruptcy Code or other applicable law, shall vest in Reorganized TCC on the Effective Date, except as otherwise provided in the Plan. On and after the Effective Date, Reorganized TCC may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code. As of the Effective Date, all property of Reorganized TCC shall be free and clear of all Claims and Equity Interests, except (i) that all liens held by or on behalf of holders of the Foothill Claim, the Fleet Claim and the 1997 Senior Secured Noteholders Claim shall remain in full force and effect and (ii) as otherwise specifically provided in the Plan.

         8.6      ASSUMPTION OF LIABILITIES.

         The liability for and obligation to make the distributions required under the Plan shall be assumed by Reorganized TCC and TCC Holdings, as the case may be, which shall have the liability for, and obligation to make, all distributions of cash, the TCC Note, the TCC Common Stock, and the TCC Holdings Common Stock to be issued under the Plan by Reorganized TCC or TCC Holdings, as the case may be.

         8.7      CASH PAYMENTS.

         The Cash payments to be made under the Plan shall be made by Reorganized TCC or the Debtor, except as otherwise provided in the Plan.

         8.8      NET AVOIDANCE RECOVERIES.

         Under the supervision of the Plan Fiduciary after the Effective Date, Reorganized TCC shall complete the Debtor's investigation of Avoidance Claims and shall use reasonable efforts to recover any such transfers that Reorganized TCC concludes will likely result in a Net Avoidance Recovery. Reorganized TCC may, in its discretion, enter into a contingent fee arrangement with counsel engaged to pursue Avoidance Claims, subject to approval by the Plan Fiduciary of the terms of such arrangement. Proposed settlements of any Avoidance Claim shall be subject to approval of the Bankruptcy Court under Rule 9019 of the Federal Rules of Bankruptcy Procedure. Proceeds of such Avoidance Claim shall be applied, first, to repay Reorganized TCC's already-incurred expenses and to reserve for Reorganized TCC's future expenses in connection with all such actions and, second, to make one or more distributions to holders of Class 6 Claims in accordance with Section 4.1(f) of the Plan.

         8.9      PLAN FIDUCIARY.

         The Plan Fiduciary shall supervise the activities of Reorganized TCC under Section 8.8 of the Plan. Any dispute between Reorganized TCC and the Plan Fiduciary in connection therewith shall be adjudicated by the Bankruptcy Court. Reasonable fees and expenses of the Plan Fiduciary shall be paid by Reorganized TCC when invoiced by the Plan Fiduciary. The Plan Fiduciary shall have the benefit of Sections 11.1 and 11.4 of the Plan as though he were a Disbursing Agent.

         8.10     PLAN DOCUMENTS; FURTHER TRANSACTIONS.

         Each of the Chairman of the Board of Directors, President, the Chief Financial Officer, or any other appropriate officer of the Debtor (before the Effective Date) and Reorganized TCC (on and after the Effective Date) shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Clerk or Assistant Clerk of the Debtor (before the Effective Date) and the Secretary or Assistant Secretary of Reorganized TCC (on and after the Effective Date) shall be authorized to certify or attest to any of the foregoing actions, if necessary.

                  ARTICLE IX PROVISIONS GOVERNING DISTRIBUTIONS

         9.1      DATE OF DISTRIBUTIONS.

         Any distributions and deliveries to be made under the Plan shall be made on the Distribution Date, except as otherwise provided for herein, or as may be ordered by the Bankruptcy Court.

         9.2      DISBURSING AGENT.

         Except as otherwise provided herein, a Disbursing Agent shall make all distributions required under the Plan.

         9.3      DISTRIBUTION RECORD DATE FOR HOLDERS OF DEBT SECURITIES
                  CLAIMS.

         The Distribution Record Date shall be the date for determining the holders of Debt Securities Claims entitled to receive the distributions provided under the Plan. As of the close of business on the Distribution Record Date for purposes of distribution, the transfer ledgers in respect of the Debt Securities shall be closed. The Debtor, the Disbursing Agent, and the respective Indenture Trustees, or their agents, shall have no obligation to recognize any transfer of Debt Securities occurring after the Distribution Record Date. The Debtor, the Disbursing Agent, and the respective Indenture Trustees, and their agents shall be entitled instead to recognize and deal for all purposes herein with only those holders of record stated on the transfer ledger maintained by the Indenture Trustees or their agents for the Debt Securities as of the close of business on the Distribution Record Date, and such holders, and only such holders, shall be deemed to be holders of Allowed Debt Securities Claims. Any dispute concerning whether a Person should be deemed to be a holder of an Allowed Debt Securities Claim pursuant to this Section 9.3 shall be determined by the Bankruptcy Court.

         9.4      MEANS OF CASH PAYMENT.

         Cash payments made pursuant to the Plan shall be in U.S. funds, by check drawn on a domestic bank, or by wire transfer from a domestic bank, except that payments made to foreign governmental units holding Allowed Priority Tax Claims shall be in such funds and by such means as are customary or as may be necessary in a particular foreign jurisdiction.

         9.5      CALCULATION OF DISTRIBUTION AMOUNTS OF SECURITIES.

         No fractional shares of TCC Holdings Common Stock shall be issued. Fractional shares shall be rounded to the next greater or next lower number of shares as follows: (a) fractions of 0.5 or greater shall be rounded to the next greater whole number, and (b) fractions of less than 0.5 shall be rounded to the next lesser whole number. For purposes of this Section 9.5 of the Plan, all references to holders of Allowed Claims herein shall refer to the beneficial owners of such Allowed Claims, and all calculations relating to the rounding provisions of this Section 9.5 shall be made based on such beneficial ownership.

         9.6      DELIVERY OF DISTRIBUTIONS.

         Subject to Rule 9010 of the Federal Rules of Bankruptcy Procedure, distributions and deliveries to holders of Allowed Claims shall be made at the address of each such holder as set forth on the proofs of Claim filed by such holders (or at the last known addresses of such a holder if no proof of Claim is filed or if the Debtor has been notified in writing of a change of address), or in the case of holders of Allowed Debt Securities Claims, may be made at the addresses contained in the records of the Indenture Trustees, except as provided below. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until Reorganized TCC, the Disbursing Agent, or the appropriate Indenture Trustee is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions shall be returned to the Disbursing Agent until such distributions are claimed. Any claim by a particular holder of one or more Claims for undeliverable distributions shall be made on or before 90 days after the date on which a distribution to such holder was first placed in the United States mail or with a delivery service for transmittal to such holder. After such date, all unclaimed property shall revert to Reorganized TCC or its successor and the claim of any holder with respect to such property shall be discharged and forever barred.

         9.7      SPECIAL DISTRIBUTION PROVISIONS FOR DEBT SECURITIES.

         On the Distribution Date, or as soon as practicable thereafter, all Allowed Debt Securities Claims shall be settled and compromised in full by the distributions set forth below in this section. Distributions under the Plan shall incorporate and implement any orders, compromises, and settlements with respect to, or between and among, the holders of Debt Securities Claims, including the allocation of distributions in respect of Debt Securities (such as the distribution of any amount otherwise due to a holder of an Allowed Debt Securities Claim to any holder of an Allowed Claim which has a right to benefit from the subordination of such Debt Securities) entered or approved by the Bankruptcy Court or provided by the terms of the Plan.

         9.8      ADDITIONAL DISTRIBUTION PROVISIONS FOR DEBT SECURITIES.

         Holders of Allowed Debt Securities Claims as determined pursuant to
Section 9.3 of the Plan shall be the only Persons entitled to distributions under the Plan on account of Debt Securities. As a condition to receiving distributions provided for by the Plan in respect of Debt Securities, any holder of an Allowed Debt Securities Claim shall be required to surrender its Debt Securities evidencing such claim to the Disbursing Agent. All instruments surrendered to the Disbursing Agent shall be marked "Compromised and Settled Only as Provided in Debtor's Plan of Reorganization" and delivered to Reorganized TCC. Unless waived by the Disbursing Agent, any Person seeking the benefits of being a holder of an Allowed Debt Securities Claim who is unable to surrender the actual instrument to the Disbursing Agent, if the Disbursing Agent shall so require, shall supply to the Disbursing Agent an appropriate indemnity bond acceptable to the Disbursing Agent holding harmless the Debtor, Reorganized TCC and the Disbursing Agent from any damages, liabilities, or costs incurred in treating such Person as a holder of such Allowed Debt Securities Claim, together with appropriate evidence satisfactory to the Disbursing Agent of the destruction, loss, or theft of such security. Thereafter, such Person shall be treated as the holder of an Allowed Debt Securities Claim for all purposes of the Plan. On the Effective Date, all outstanding Debt Securities shall be canceled on the books of the Debtor and become settled and compromised solely as provided herein in consideration for the right to participate in distributions provided by the Plan.

         9.9      EXPENSES INCURRED ON OR AFTER THE EFFECTIVE DATE.

         Except as otherwise ordered by the Bankruptcy Court, the amount of any fees and expenses incurred by a Disbursing Agent on or after the Effective Date (including, but not limited to, taxes) shall be paid in Cash by Reorganized TCC.

         9.10     TIME BAR TO CASH PAYMENTS.

         Checks issued by Reorganized TCC, the Debtor, or by a Disbursing Agent, in respect of Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance thereof. Any amounts paid to a Disbursing Agent in respect of such a check shall be promptly returned to Reorganized TCC by such Disbursing Agent and, except as otherwise provided in Section 9.6 hereof, all claims in respect of void checks shall be discharged and forever barred.

                          ARTICLE X ALLOWANCE OF CLAIMS

         10.1     OBJECTION DEADLINE.

         As soon as practicable, but in no event later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court, objections to Claims other than Administrative Claims shall be filed with the Bankruptcy Court and served upon the holders of each of the Claims to which objections are made.

         10.2     PROSECUTION OF OBJECTIONS, COUNTERCLAIMS AND CLAIMS.

         After the date of entry of the Confirmation Order, only the Debtor shall have authority to file, litigate, settle or withdraw objections to Contested Claims. On and after the Effective Date and except as may be ordered by the Bankruptcy Court, the filing, litigation, settlement or withdrawal of all objections shall be the responsibility of Reorganized TCC.

         10.3     NO DISTRIBUTIONS PENDING ALLOWANCE.

         Notwithstanding any other provision of the Plan except as provided in
Article V, no payment or distribution shall be made with respect to any Claim to the extent it is a Contested Claim unless and until such Contested Claim becomes an Allowed Claim.

         10.4     WITHHOLDING OF ALLOCATED DISTRIBUTIONS.

         Reorganized TCC shall withhold from the property to be distributed under the Plan, the Withheld Distribution Amount of all Contested Claims.

         10.5     DISTRIBUTIONS AFTER ALLOWANCE.

         Payments and distributions to each holder of a Contested Claim, to the extent that such Claim ultimately becomes an Allowed Claim, shall be made from the Withheld Distribution Amount in accordance with the provisions of the Plan governing the class of Claims to which the respective holder belongs.

         10.6     DISTRIBUTIONS AFTER DISALLOWANCE.

         If any of the Withheld Distribution Amount remains after all objections to Contested Claims of a particular class have been resolved, any remainder of the Withheld Distribution Amount attributable to the Disallowed Claims of such class shall be distributed as soon as practicable in accordance with the provisions of the Plan governing the class of Claims to which the Disallowed Claims belonged. Notwithstanding the foregoing, neither Reorganized TCC nor the Disbursing Agent shall be required to distribute any de minimis remainder of the Withheld Distribution Amount and such undistributed remainder shall revest in Reorganized TCC.

         10.7     DETERMINATION OF CLASS 5 AND CERTAIN CLASS 6 CLAIMS.

         On the Effective Date, Debt Securities Claims will be allowed as follows:

                  (a) The 1997 Senior Secured Notes shall be allowed as Class 4 Claims in the amount of $10,953,870 together with all unpaid amounts accrued under such notes in accordance with their terms from the Petition Date to the Effective Date.

                  (b) The 1988 Senior Subordinated Notes shall be allowed as Class 6 Claims in the amount of $7,352,080.

                  (c) The 1993 Senior Subordinated Notes shall be allowed in the amount of $73,372,873, of which $12 million (or such other amount as may be determined by order of the Bankruptcy Court upon motion filed on or before the deadline established by the Bankruptcy Court for filing objections to the Plan) shall be allowed as Class 5 Claims, and the balance shall be allowed as Class 6 Claims.

         Notwithstanding such allowance of Debt Securities Claims, distributions on account of such claims shall be made only to holders of Allowed Debt Securities Claims as determined under Sections 9.3 and 9.8 of the Plan.


            ARTICLE XI RIGHTS AND OBLIGATIONS OF THE DISBURSING AGENT

         11.1     EXCULPATION.

         The Disbursing Agents, from and after the Effective Date, are hereby exculpated by all Persons, holders of Claims and Equity Interests, entities, and parties in interest receiving distributions under the Plan, from any and all claims, causes of action and other assertions of liability (including breach of fiduciary duty) arising out of the Disbursing Agents' discharge of the powers and duties conferred upon them by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Disbursing Agents' gross negligence or willful misconduct. No current holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any claim or cause of action (i) against the Disbursing Agents for making payments in accordance with the Plan, or for implementing the provisions of the Plan, or (ii) against any holder of a Claim for receiving or retaining payments or other distributions as provided for by the Plan.

         11.2     POWERS OF THE DISBURSING AGENT.

         Pursuant to the terms and provisions of the Plan and the Disbursing Agreements, the respective Disbursing Agents shall be empowered to (a) take all steps and execute all instruments and documents necessary to effectuate the Plan; (b) make distributions contemplated by the Plan; (c) liquidate property as required to make distributions contemplated by the Plan; (d) comply with the Plan and the obligations thereunder; (e) employ, retain or replace professionals to represent them with respect to their responsibilities; and (f) exercise such other powers as may be vested in the Disbursing Agents pursuant to order of the Court, pursuant to the Plan, or as deemed by the Disbursing Agents to be necessary and proper to carry out the provisions of the Plan.

         11.3     DUTIES OF THE DISBURSING AGENT.

         Pursuant to the terms and provisions of the Plan and the Disbursing Agreements, the Disbursing Agents shall have the duties of:

                  (a) Carrying out the provisions of the Plan, which shall
                      include taking or not taking any action which the Disbursing Agents deem to be in furtherance of the Plan, including, from the date of the Disbursing Agents' appointment, making payments and conveyances and effecting other transfers necessary in furtherance of the Plan;

                  (b) Managing property to be distributed in a manner designed to effectuate the Plan; and

                  (c) Making annual and other periodic reports regarding the distributions to be made to the holders of Claims.

         11.4     ACTIONS AGAINST DISBURSING AGENTS.

         No action may be brought against or affecting a Disbursing Agent except in the Bankruptcy Court, which shall have exclusive jurisdiction over any such matter.


                   ARTICLE XII PROVISIONS GOVERNING EXECUTORY
                  CONTRACTS AND UNEXPIRED LEASES UNDER THE PLAN

         12.1     GENERAL TREATMENT; REJECTED IF NOT ASSUMED.

         The Plan constitutes and incorporates a motion by the Debtor governed by the Plan to reject, as of the Confirmation Date, all pre-petition executory contracts and unexpired leases to which the Debtor is a party, except for an executory contract or unexpired lease that (a) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court; (b) is specifically listed on a schedule of contracts and leases to be assumed under the Plan, which shall be filed by the Debtor on or before the Confirmation Date; or (c) is the subject of a separate motion filed pursuant to section 365 of the Bankruptcy Code by the Debtor prior to the filing of the schedule described in clause (b) above.

         12.2     BAR TO REJECTION DAMAGES.

         If the rejection of an executory contract or unexpired lease by the Debtor results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtor, or its respective properties or agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtor on or before thirty days after the earliest to occur of (a) the service upon such party of the schedule of executory contracts and unexpired leases to be assumed under the Plan, and (b) the entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease.

                      ARTICLE XIII CONDITIONS PRECEDENT TO
                         CONFIRMATION AND EFFECTIVE DATE

         13.1     CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN.

         Confirmation of the Plan will not occur unless all the following conditions precedent have been satisfied or, with respect to (a), (b), and (c) below, have been waived by the Debtor:

                  (a) The Bankruptcy Court shall have entered the Confirmation Order, in form and substance acceptable to the Debtor;

                  (b) The Bankruptcy Court shall have approved by Final Order the Disclosure Statement with respect to the Plan, in form and substance acceptable to the Debtor;

                  (c) The Debtor shall have determined, in the exercise of reasonable business judgment, that adequate working capital financing shall be available to Reorganized TCC and its subsidiaries as of and after the Effective Date; and

                  (d) The Confirmation Order shall contain a determination by the Bankruptcy Court that the 1993 Indenture Amendment is properly authorized by majority consent of the 1993 Securityholders and in all other respects.

         13.2     CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THE PLAN.

         Unless waived by the Debtor, the occurrence of the Effective Date of the Plan is subject to satisfaction of the following conditions precedent:

                  (a) All Plan Documents shall have been executed and delivered by the parties thereto, and all conditions to the effectiveness of the Plan Documents shall have been satisfied or waived as provided therein;

                  (b) The provisions of the Confirmation Order, which are nonseverable and mutually dependent, remain in full force and effect notwithstanding the pendency of any motion or appeal in respect thereof; and

                  (c) The 1993 Indenture Amendment shall have been executed and delivered.


                      ARTICLE XIV RETENTION OF JURISDICTION

         14.1     RETENTION OF JURISDICTION.

         The Bankruptcy Court shall retain and have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

                  (b) To determine any and all adversary proceedings, applications, and contested matters, and to consider and act on the compromise or settlement thereof;

                  (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

                  (d) To hear and determine any timely objections to Administrative Claims or to proofs of Claim and Equity Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Claim or Equity Interest, in whole or in part;

                  (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                  (f) To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

                  (g) To consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in the Plan or any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  (h) To hear and determine all Fee Applications related to Fee Claims incurred prior to the Effective Date;

                  (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or any order entered in the Chapter 11 Case;

                  (j) To recover all assets of the Debtor and property of the estate, wherever located;

                  (k) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  (l) To hear any other matter not inconsistent with the Bankruptcy Code; and

                  (m) To enter a final decree closing the Chapter 11 Case.

         14.2     MODIFICATION OF PLAN.

         Modifications of the Plan may be proposed in writing by the Debtor at any time before confirmation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Debtor shall have complied with section 1125 of the Bankruptcy Code. The Plan may be modified at any time after confirmation and before substantial consummation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan as modified, under section 1129 of the Bankruptcy Code, and the circumstances warrant such modifications. A holder of a Claim that has accepted or rejected the Plan shall be deemed to have accepted or rejected, as the case may be, such plan as modified, unless, within the time fixed by the Bankruptcy Court, such holder changes its previous acceptance or rejection.

                       ARTICLE XV MISCELLANEOUS PROVISIONS

         15.1     COMPLIANCE WITH TAX REQUIREMENTS.

         In connection with the Plan, the Debtor and the Disbursing Agents shall comply with all withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities and all distributions hereunder shall be subject to such withholding and reporting requirements.

         15.2     COMPLIANCE WITH ALL APPLICABLE LAWS.

         If notified by any governmental authority that it is in violation of any applicable law, rule, regulation, or order of such governmental authority relating to its businesses, the Debtor shall comply with such law, rule, regulation, or order, provided, however, that nothing contained herein shall require such compliance by the Debtor where the legality or applicability of any such requirement is being contested in good faith in appropriate proceedings by the Debtor, and, if appropriate, for which an adequate reserve has been set aside on the books of the Debtor.

         15.3     SATISFACTION OF SUBORDINATION RIGHTS.

         Except as otherwise provided in the Plan, all subordination rights pursuant to any contract or any provision of the Bankruptcy Code or other applicable law asserted or that could be asserted by any holder of a Claim shall be deemed satisfied by any distributions under the Plan to holders of Allowed Claims having such subordination rights. The distributions to the various classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise of the holder of a Claim against the holder of another Claim, except as otherwise provided herein. Except as otherwise provided in the Plan, all holders of Claims shall be deemed on the Effective Date to have waived any and all contractual subordination rights that they may have with respect to such distributions, and the Bankruptcy Court shall permanently enjoin, effective as of the Effective Date, all such holders from enforcing or attempting to enforce any such rights with respect to such distributions.

         15.4     DISCHARGE OF CLAIMS.

         Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall be in complete exchange for, and in full satisfaction, discharge and release of, all existing debts and Claims of any kind, nature or description whatsoever against the Debtor or any of its assets or properties; and upon the Effective Date, all existing Claims against the Debtor shall be, and shall be deemed to be, exchanged, satisfied, discharged and released in full; and all holders of Claims shall be precluded from asserting against Reorganized TCC, or any of its assets or properties, any other or further Claim based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder filed a proof of Claim.

         15.5     DISCHARGE OF DEBTOR.

         Any consideration distributed under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims of any nature whatsoever against the Debtor or any of its assets or properties; and, except as otherwise provided herein, upon the Effective Date, the Debtor shall be deemed discharged and released to the extent permitted by section 1141 of the Bankruptcy Code from any and all Claims, including but not limited to demands and liabilities that arose before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or the holder of a Claim based upon such debt has accepted the Plan. Except as provided herein, the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtor. As provided in section 524 of the Bankruptcy Code, such discharge shall void any judgment against the Debtor at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the prosecution of any action against the Debtor, or its property, to the extent it relates to a Claim discharged.

         15.6     EXCULPATIONS.

         Neither the Debtor, the Principal Creditors, nor any of their respective officers, directors, partners, employees, agents, advisors, attorneys or affiliates shall have or incur any liability to any holder of a Claim or Equity Interest for any act, event or omission in connection with, or arising out of, the Chapter 11 Case, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence.

         15.7     CANCELLATION OF INDENTURES.

         On the Effective Date, the Debt Securities indentures shall, except as provided in the Plan, be deemed canceled, terminated and of no further force or effect. Notwithstanding the foregoing, such cancellation of the indentures shall not impair the rights of holders of the Debt Securities to receive distributions on account of such Debt Securities pursuant to the Plan, or the right of the 1993 Indenture Trustee to receive payment of its fees and expenses pursuant to
Section 7.07 of the 1993 Indenture as an Allowed Administrative Expense prior to any distribution to holders of Class 5 claims. The Debt Securities shall not be canceled other than pursuant to Section 9.8 of the Plan, provided, however, that until such cancellation, such Debt Securities shall solely serve as evidence of the entitlement of the holder thereof to receive distributions pursuant to the Plan and shall not otherwise be obligations of the Debtor or Reorganized TCC. Notwithstanding anything contained in the Plan or the Confirmation Order to the contrary, the Debtor's obligations to indemnify the Indenture Trustee to the extent and in the manner set forth in Section 7.07 of the 1993 Indenture shall remain in full force and effect and shall constitute an obligation of the Reorganized TCC.

         15.8     DISCHARGE OF INDENTURE TRUSTEES.

         The 1993 Indenture Trustee shall certify to the Debtor on or before the Effective Date the names and addresses of all holders of 1993 Senior Subordinated Notes, and the face amount of 1993 Senior Subordinated Notes held by each of them, as of the Distribution Record Date. The 1993 Indenture Trustee shall not serve as a Disbursing Agent. Subsequent to the performance of the Indenture Trustees or agents required under the provisions of the Plan and Confirmation Order and under the terms of the respective indentures, the Indenture Trustees (except for the Indenture Trustee for the 1997 Senior Secured Notes) and agents and their successors and assigns shall be relieved of all obligations associated with the Debt Securities indentures and agreements.

         15.9     DE MINIMIS DISTRIBUTIONS.

         No distribution of less than twenty-five dollars ($25) or less than two (2) shares of TCC Holdings Common Stock shall be made to any holder of an Allowed Claim.

         15.10    PAYMENT OF STATUTORY FEES.

         All fees payable pursuant to section 1930 of title 28 of the United States Code through the calendar quarter ending prior to the Confirmation Hearing shall be paid on or before the Effective Date.

         15.11    RIGHTS OF ACTION.

         Except as provided below or otherwise in the Plan, any rights or causes of action accruing to the Debtor shall become assets of Reorganized TCC, which may pursue those rights or causes of action, as appropriate, in accordance with the determination of Reorganized TCC, in its sole discretion, of its best interests. Reorganized TCC shall be the representative of the Debtor's estate, pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code, to enforce any claim or counterclaim of the Debtor existing prior to the Effective Date, including (subject to Section 8.8 of the Plan) the Avoidance Claims.

         15.12    POST-EFFECTIVE DATE FEES AND EXPENSES OF PROFESSIONAL PERSONS.

         After the Effective Date, Reorganized TCC shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of the Professional Persons and Reorganized TCC related to implementation and consummation of the Plan. No such fees and expenses shall be paid, however, except upon receipt by Reorganized TCC of a written invoice from the Professional Person seeking fee and expense reimbursement.

         15.13    NO WAIVER.

         Nothing in the Plan shall be construed to waive, void or in any way derogate from any attorney-client, attorney work product or any other privilege or protection of Debtor or Reorganized TCC.

         15.14    BINDING EFFECT.

         The Plan shall be binding upon and inure to the benefit of the Debtor, the holders of Claims, the holders of Equity Interests, and their respective successors and assigns.

         15.15    GOVERNING LAW.

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the Massachusetts General Corporation Law, or the Delaware General Corporation Law, the internal laws of the Commonwealth of Massachusetts shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, including the Plan Documents.

Dated:   Boston, Massachusetts
         April 16, 1998

                                        Respectfully submitted,

                                        TOWN & COUNTRY CORPORATION




                                        By: /s/ Ronald F. Stengel
                                            ------------------------------
                                            Name: Ronald F. Stengel
                                            Title: Chief Executive Officer

EXHIBIT 1           1993 Indenture Amendment

EXHIBIT 2           1993 Securityholder Ballot

EXHIBIT 3           1993 Securityholder Consent Form

EXHIBIT 4           Summary of Terms of Amended 1997 Senior Secured Notes

EXHIBIT 5           Form of TCC Note

EXHIBIT 6           Form of Amended and Restated Guaranty

                                   EXHIBIT 1


                                 TOWN & COUNTRY
                                   as Issuer

                                      AND

                    TOWN & COUNTRY FINE JEWELRY GROUP, INC.,
       L.G. BALFOUR COMPANY, INC. and GL, INC. (F/K/A GOLD LANCE, INC.),
                                 as Guarantors

                                      AND

                             BANKERS TRUST COMPANY,
                                   as Trustee

-------------------------------------------------------------------------------

                         FOURTH SUPPLEMENTAL INDENTURE

                  Dated as of _________________________, 1998

                                       to

                                   INDENTURE

                            Dated as of May 14, 1993

-------------------------------------------------------------------------------

                 13% Senior Subordinated Notes Due May 31, 1998

                         FOURTH SUPPLEMENTAL INDENTURE

         FOURTH SUPPLEMENTAL INDENTURE dated as of _____________________, 1998, by and among TOWN & COUNTRY CORPORATION, a Massachusetts corporation (the "Issuer"), BANKERS TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee"), and TOWN & COUNTRY FINE JEWELRY GROUP, INC., LGB INC. (F/K/A L.G. BALFOUR COMPANY, INC.) and GL, INC. (F/K/A GOLD LANCE, INC.) (the "Guarantors")."

         WHEREAS, the Issuer, the Guarantors and the Trustee entered into that certain Indenture dated as of May 14, 1993, as supplemented from time to time (the "Indenture"), which authorized the issuance of 13% Senior Subordinated Notes due May 31, 1998 (the "Securities");

         WHEREAS, all capitalized terms used in this Fourth Supplemental Indenture have the respective meanings set forth in the Indenture;

         WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Issuer, the Trustee and the Guarantors may amend the Indenture as provided therein with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities;

         WHEREAS, Issuer filed a plan of reorganization under chapter 11 of the Bankruptcy Code, dated April 14, 1998, as it may be amended from time to time (the "Plan");

         WHEREAS, the Plan contemplates that, among other things, the Indenture be amended to (a) release the Trustee's lien on collateral of the Issuer securing the Securities, (b) release the guaranty obligation of the Guarantors with respect to the Securities (except to the extent set forth below) and (c) release the Trustee's lien on collateral of the Guarantors securing the Securities in consideration for which releases the Guarantors have agreed to guaranty certain obligations of the Issuer under the Plan that are in substitution of the Issuer's obligations to the holders of the Securities;

         WHEREAS, the Holders of at least a majority in principal amount of Securities outstanding have consented in writing to the amendments and waivers effected by this Fourth Supplemental Indenture; and

         WHEREAS, all conditions to the Plan becoming effective will have been satisfied upon the execution and delivery of this Fourth Supplemental Indenture; and

         WHEREAS, all acts and proceedings required by law, the Indenture, the articles of organization and the by-laws of the Issuer and the Guarantors to authorize, approve and constitute this Fourth Supplemental Indenture as a valid and binding agreement for the uses and purposes set forth herein, in accordance with its terms, have been done and taken, and the execution and delivery of this Fourth Supplemental Indenture have in all respects been duly authorized by the Issuer and the Guarantors.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee hereby agree as follows:


                                   Article I
               Release of Collateral and Amendments to Indenture

Section 1.01. Release of Collateral of Issuer and Guarantors. Effective as of the date hereof, (a) the Indenture is hereby amended to delete Article 11, and any reference thereto, in its entirety, (b) the Trustee hereby releases its security interest in all Collateral and other security pledged by the Issuer or the Guarantors to secure the payment of any Obligations or guaranty obligations of the Guarantors under the Indenture or otherwise, and has, on the date hereof, delivered UCC-3 termination statements (or other appropriate releases) as requested by the Issuer and the Guarantors releasing the Trustee's interest in the Collateral and (c) the Trustee hereby agrees at the sole cost and expense of the issuer, including the Trustee's reasonable attorneys' fees, to execute and deliver such other documents and to do and perform such other acts and things as may be reasonably necessary or desirable for effectuating the release of the Collateral of the Issuer and the Guarantors contemplated in this Section 1.01.

Section 1.02. Release of Guarantee Obligations. Effective as of the date hereof,
(a) the Indenture is hereby amended to delete (i) Article 10, and any reference thereto or to the "Guarantors" or "Guaranty", in their entirety in so far as they relate to all of the Obligations, including without limitation all references, direct or indirect, thereto in Sections 1.01, "Definitions" and 6.01 "Events of Default," but excluding Issuers indemnification obligations under [Section Mark] 7.07 of the Indenture and (ii) Section 6.01(h)(2), including a waiver of any default that may be deemed to occur thereunder upon the effectiveness of this Fourth Supplemental Indenture and (b) Trustee hereby agrees that the guaranty obligations of the Guarantors under the Indenture or otherwise, except those relating to the Issuer's indemnification obligations under [Section Mark] 7.07 of the Indenture, are hereby terminated and have no further force or effect.

Section 1.03. Amendments to Article Four. Effective as of the date hereof, Sections 4.13, 4.16, 4.18, 4.19, 4.20(b), 4.24, 4.27, 4.28 and 4.29 of the
Indenture are hereby amended by deleting all of such sections and references thereto in their entirety, including without limitation all references, direct or indirect, thereto in Sections 1.01, "Definitions" and 6.01 "Events of Default."

                                   Article II
                                 Miscellaneous

Section 2.01. The Issuer and Guarantors hereby represent and warrant to the Trustee the truthfulness and accuracy of the facts set forth in the above recitals. In reliance on such representations and warranties, and induced thereby, the Trustee accepts the amendment of the Indenture effected by this Fourth Supplemental Indenture.

Section 2.02. This Fourth Supplmental Indenture shall become valid, binding and effective upon its execution by the Issuer, the Guarantors and the Trustee.

Section 2.03. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. In addition, without limitation, the Issuer hereby reconfirms its obligations to the Trustee under Section 7.07 of the Indenture.

Section 2.04. This Fourth Supplemental Identure shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 2.05. This fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

Section 2.06. The laws of the State of New York shall govern this Fourth Supplemental Indenture without regard to principles of conflicts of law.

Section 2.07. Nothing contained in this Fourth Supplemental Indenture shall operate as a waiver or release of any right, remedy, claim or privilege against the Issuer, the Guarantors or any other person as to matters not specifically addressed by this fourth Supplemntal Indenture, and all such rights, remedies, claims and privileges are hereby expressly preserved.

Section 2.08. The Guarantors hereby waive and release and forever discharge the Trustee and the benefical owners of the Securities, including each of their respective officers, directors, employees, attorneys, heirs, successors and assigns, from and any of and all claims, suits, causes of action, complaints, damages, judgements and demands of any kind and nature whatsoever, whether in law or in equity, which they ever had, now have, or may hereafter have, by reason of any matter, cause or thing whatsoever, whether known or unknown, which occured or accrued on or before the Effective Date in connection with, arising out of or pertaining to the Indenture, the Securities and/or the debtor/creditor relationship created thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplmental Indenture to be duly executed as of the date first written above.

                                            TOWN & COUNTRY CORPORATION




                                             By:________________________________
                                                Name:  Ronald F. Stengel
                                                Title: Chief Executive Officer

                                             TOWN & COUNTRY FINE JEWELRY GROUP
                                             INC.




                                             By:________________________________
                                                Name:   Ronald F. Stengel
                                                Title:  Chief Executive Officer


                                             LGB INC. (F/K/A L.G. BALFOUR
                                             COMPANY, INC.)




                                             By:________________________________
                                                Name:
                                                Title:


                                             GL, INC. (F/K/A GOLD LANCE, INC.)




                                             By:________________________________
                                                Name:
                                                Title:


                                             BANKERS TRUST COMPANY, as Trustee




                                             By:________________________________
                                                Name:
                                                Title:

                                   EXHIBIT 2


                         UNITED STATES BANKRUPTCY COURT
                           DISTRICT OF MASSACHUSETTS
                               (EASTERN DIVISION)


**************************************
                                     *
In re                                *
                                     *                 Chapter 11
TOWN & COUNTRY CORPORATION           *
                                     *                 Case No. 97-20872-WCH
           Debtor                    *
                                     *
                                     *
**************************************


                          1993 SECURITY HOLDER BALLOT

This ballot is provided to each of the holders of the 13% Senior Subordinated Notes due May 31, 1998 issued by the Debtor pursuant to a certain Indenture dated as of May 14, 1993, as amended (the "1993 Senior Subordinated Notes") for the purpose of voting to accept or reject the Debtor's Fourth Amended Plan of Reorganization dated April 16, 1998, (the "Plan") as a member of Class 5 and Class 6 thereunder.

     The undersigned holder of $_______________(principal amount) of 1993 Senior Subordinated Notes, registered in the name of_____________, and bearing serial number(s)____________________, hereby:


A. With respect to such holder's Class 5 Claim:
[check one box]

[ ] Accepts the Plan

[ ] Rejects the Plan


B. With respect to such holder's Class 6 Claim:
[check one box]

[ ] Accepts the Plan

[ ] Rejects the Plan

                   Creditor's Name________________________________

                   and Address
                   [Print or Type]________________________________

                                  ________________________________

                                  ________________________________

                   Signature:     ________________________________
                   Name and Title [if appropriate]
                   of Signer:     ________________________________

                                  ________________________________


Dated:____________________________

Please return this ballot to:

                   David B. Madoff, Esq.
                   Cohn & Kelakos LLP
                   265 Franklin Street
                   Boston, MA 02110

YOUR ORIGNIAL EXECUTED BALLOT MUST BE RECEIVED BY MAY __, 1998 AT 4:00 P.M. IN ORDER TO BE COUNTED. BALLOTS SENT BY TELEFACSIMILE OR OTHER ELECTRONIC MEANS WILL HAVE NO FORCE OR EFFECT.

Additional Instructions:

      1. This ballot has been sent to you along with a separate consent form regarding authorization of the 1993 Indenture Amendment. You must complete and return both the ballot and the consent form to have your votes count with respect to the Plan and the 1993 Indenture Amendment.

      2. If you hold Debt Securities in "street name" through a brokerage firm, bank, trust company or other nomineee (a "Nominee Holder"), the Nominal Holder must vote on your behalf to accept or reject the Plan and to consent to the 1993 Indenture Amendment. It is your responsibility to provide instructions to the Nominal Holder in sufficient time for the Nominal Holder to complete a master ballot and a master 1993 Securityholder Consent Form on your behalf so they are received by the Ballot Agent not later than 4:00 p.m. Boston, Massachusetts time on May __, 1998. Nominal Holders should refer to the enclosed Order and Notice to Brokerage Houses and Other Holders of Securities for the Benefit of Third Parties dated April 16, 1998.

                                   EXHIBIT 3

                        1993 SECURITYHOLDER CONSENT FORM

This consent form is provided to each of the holders of the 13% Senior Subordinated Notes due May 31, 1998 (the "1993 Senior Subordinated Notes") issued by Town & Country Corporation (the "Debtor") pursuant to a certain Indenture dated as of May 14, 1993, as amended (the "1993 Indenture"), for the purpose of authorizing the proposed amendment of the 1993 Indenture (the "1993 Indenture Amendment") annexed as Exhibit 1 to the Debtor's Fourth Amended Plan of Reorganization dated April 16, 1998 (the "Plan"). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Plan.


     The undersigned, the holder of $__________(principal amount) of 1993 Senior Subordinated Notes, registered in the name of_______________, and bearing serial number(s)_____________________, hereby:


     [Check one box]     [ ]   consents to and hereby authorizes and directs the
                               1993 Indenture Trustee to execute and deliver:

                         [ ]   does not consent to:

the 1993 Indenture Amendment, which provides, in summary, for (a) release of the 1993 Indenture Trustee's lien on collateral of the Debtor (primarily the stock of the Debtor's subsidiaries) securing the 1993 Senior Subordinated Notes, and
(b) release of the guaranty obligation by certain subsidiaries of the Debtor in respect to the 1993 Senior Subordinated Notes, and the collateral for such guaranty obligation, in consideration for which releases such subsidiaries have agreed to guaranty certain obligations of the Debtor under the Plan that are in substitution of the Debtor's obligations to holders of the 1993 Senior Subordinated Notes. In voting as set forth above, I acknowledge that I have read the 1993 Indenture Amendment.

                   Creditor's Name:_____________________________

                   and Address     _____________________________

                   [Print or type] _____________________________

                                   _____________________________

                   Signature:      _____________________________

                   Name and Title [if appropriate]

                   of Signer:      _____________________________

                                   _____________________________


Dated:________________________

Please return this consent form to the Ballot Agent:

                   David B. Madoff, Esq.
                   Cohn & Kelakos LLP
                   265 Franklin Street
                   Boston, MA 02110

YOUR ORIGINAL EXECUTED CONSENT FORM MUST BE RECEIVED BY MAY __, 1998 AT 4:00 P.M. IN ORDER T0 BE COUNTED. CONSENT FORMS SENT BY TELEFACSIMILE OR OTHER ELECTRONIC MEANS WILL HAVE NO FORCE OR EFFECT.

Additional Instructions

      1. This consent form has been sent to you along with a separate ballot regarding your vote to accept or reject the Debtor's Fourth Amended Plan of Reorganization dated April 16, 1998 ("the Plan"). You must complete and return both the consent form and the ballot to have your votes count with respect to the Plan and the 1993 Indenture Amendment.

      2. If you hold Debt Securities in "street name" through a brokerage firm, bank, trust company or other nomineee (a "Nominal Holder"), the Nominal Holder must vote on your behalf to accept or reject the Plan and to consent to the 1993 Indenture Amendment. It is your responsibility to provide instructions to the Nominal Holder in sufficient time for the Nominal Holder to complete a master ballot and a master 1993 Securityholder Consent Form on your behalf so they are received by the Ballot Agent not later than 4:00 p.m. Boston, Massachusetts time on May __, 1998. Nominal Holders should refer to the enclosed Order and Notice to Brokerage Houses and Other Holders of Securities for the Benefit of Third Parties dated April 16, 1998.

                                   EXHIBIT 4

             SUMMARY OF TERMS OF AMENDED 1997 SENIOR SECURED NOTES


ISSUER:        Reorganized TCC

AMOUNT:        $10,861,000

INTEREST:      15% per annum, compounded monthly and payable on the last day of each month

MATURITY:      February 15, 2001

SECURITY:      Secured by substantially all of the assets of the Reorganized TCC and its domestic subsidiaries

GUARANTY:      Guaranteed by Fine Jewelry, Balfour and GL

COVENANTS:     Mandatory Redemptions - Mandatory redemption upon (i) sale of certain assets and (ii) specified level of excess cash flow (same terms as existing
               Notes)

               Optional Redemption - In whole or in part at the option of Reorganized
               TCC in accordance with the following schedule:

               Effective date - February 15, 1999:  103% of par
               February 16, 1999 - February 15, 2000:  102% of par
               February 16, 2000 - February 15, 2001:  101% of par

               Mandatory Redemption Upon Change of Control - Upon a "Change in
               Control" (as defined), at 100% of par.

               Financial Covenants - Substantially the same as those contained in Foothill Agreement

               Other Covenants - Substantially the same as existing Notes.

OTHER TERMS:   Such other terms as may be mutually agreed upon.

                                   EXHIBIT 5

                      CONVERTIBLE SECURED PROMISSORY NOTE

$8,000,000.00                                   _________________, Massachusetts
                                                May __, 1998

        12% Senior Secured Convertible Note Due __________________, 2003

     TOWN & COUNTRY CORPORATION, a Massachusetts corporation (the "Company" or "TCC"), for value received, hereby promises to pay to the order of TCC Holdings, Inc., on or before May __, 2003, the principal sum of $8,000,000.00 together with interest on the outstanding principal balance until paid in full, said interest being payable in arrears on May 31 in each year, commencing May 31, 1999, at the stated or any accelerated maturity hereof, and upon conversion hereof as provided below, at an annual rate of 12 percent. Interest on this Note shall be paid on a payment-in-kind (PIK) basis, which means that accrued interest will be paid through the issuance by the Company of another note in the orignial principal amount of such accrued interest, and with the same maturity date, bearing the same interest and otherwise on the same terms as this Note (a "PIK Interest Note").

     This Note is issued pursuant to the Company's Second Amended Plan of Reorganization dated March __, 1998 (the "Plan") confirmed by order of the United States Bankruptcy Court for the District of Massachusetts entered on May __, 1998 in the Company's Chapter 11 case, Case No. 97-20872-WCH. This Note is issued in partial satisfaction of the secured claims of holders of the Company's 1993 Senior Subordinated Notes, as defined in the Plan.

     This Note is guaranteed by Town & Country Fine Jewelry Group., LGB Inc. (Formerly L.G. Balfour Company, Inc.), and GL, Inc. (formerly Gold Lance, Inc.) (the "Guarantors" pursuant to their Amended and Restated Guaranty of even date herewith. The Guarantors' obligations to TCC Holdings pursuant to such Amended and Restated Guaranty are secured pursuant to a security agreement between the Guarantors and Foothill Capital Corporation ("Foothill") as Collateral Agent under a certain Collateral Agency and Intercreditor Agreement originally dated May 14, 1993, as amended from time to time.

     This Note is convertible (in whole and not in part) into fully paid and non-assessable shares of TCC Holdings Common Stock (as defined in the Plan) at the conversion rate of one share per $4,000 of principal amount of this Note. The conversion right may be exercised by the holder by surrender of this Note to the Company at any time. Upon surrender of the Note for conversion (whether optional or mandatory), this Note shall be cancelled.

     The holder of this Note shall be required to convert the principal amount of this Note into fully paid and non-assessable shares of TCC Holdings Common Stock at the conversion rate described above in the event that, at any time following the second anniversary of the Effective Date (as defined in the Plan)
(1) the Company has had earnings before interest, taxes, depreciation and amortization (EBITDA) of not less than $5 million during the preceding fiscal year of $6 million in the aggregate during the two preceding fiscal years, in each case, as reflected on the Company's audited financial statements for such year, (2) the Company is not in default on its working capital line of credit, gold consignment agreement or the 1997 Senior Secured Notes as modified by the Plan ("Senior Debt"), and (3) the Chief Financial Officer of the Company has delivered to the holder of this Note a certificate that the requirements described in clauses (1) and (2) have been satisfied.

     As promptly as practicable after the conversion of this Note, the Company shall deliver to the holder of the Note so surrendered a certificate representing the number of fully paid and non-assessable shares of TCC Holdings Common Stock into which such Note may be or was converted in accordance with provisions hereof. Such conversion shall be deemed to have been made (i) in the case of an optional conversion by the holder, immediately prior to the close of business on the date that the Note shall have been surrendered for conversion and (ii) in the case of a mandatory conversion, as of the date of delivery of the officer's certificate described above, and in either case, the holder shall be treated for all purposes as having become the record holder of the TCC Holdings Common Stock at such appropriate time.

     In the case of any stock split, recapitalization, reclassification or other change to the TCC Holdings Common Stock, the conversion rights and obligations described herein shall be equitably adjusted.

     In the event that the Company at any time or from time to time shall take any action which could have a dilutive effect on the number of shares of TCC Holdings Common Stock that may be issued upon conversion of this Note, then, and in each such case, the conversion rate shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determined to be equitable in the circumstances.

     This Note may be prepaid in whole or in part, without penalty, at any time and from time to time in integrals of not less than $100,000.00 or an integral multiple thereof, together with all accrued interest due thereon.

     This Note shall be in default, and all principal and interest shall be immediately due and payable (without any notice or action on the part of the holder), upon the occurence of any of the following:

     (i) Failure by TCC to pay as and when due and payable any interest on or principal or other sum payable to TCC Holdings under this Note (including the failure of TCC to issue PIK Interest Notes as and when due);

     (ii) The commencement by TCC or any of its subsidiaries of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by TCC or any of its subsidiaries to the appointment of or taking possession by a receiver, liquidator, trustee, custodian (or similar official) of TCC or any of its subsidiaries or for any substantial part of its property, or the making by TCC or any of its subsidiaries of any assignment for the benefit of creditors, or the insolvency or the failure of TCC or any of its subsidiaries generally to pay its debts as such debts become due, or the taking of action by TCC or any of its subsidiaries in furtherance of any of the foregoing;

     (iii) Entry of a decree or order for relief with respect to TCC or any of its subsidiaries in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law or appointment of a receiver, liquidator, trustee, custodian (or similar official) of TCC or any of its subsidiaries, which is not dismissed within 60 days; or

     (iv) The passage of 45 days after acceleration of the due date of any Senior Debt without the holders of such Senior Debt having restored the original maturity date of such Senior Debt.

     No delay or omission of the holder of this Note in exercising any right or remedy shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

     The undersigned will pay all reasonable costs and expenses of collection, including without limitation fees and disbursements of attorneys, accountants, appraisers, and auctioneers, and court costs, incurred or paid by TCC Holdings or a subsequent holder of this Note, in enforcing this Note, to the extent permitted by law.

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, TCC has caused this Note to be executed under seal in its corporate name by its Chief Executive Officer, by authority of its Board of Directors, on the day and year first above written.

                                       TOWN & COUNTRY CORPORATION


                                       By:_______________________
                                          Ronald F. Stengel,
                                          Chief Executive Officer